Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 14, 2012, with respect to the financial statements and financial statement schedule and our report dated March 14, 2012 on internal control over financial reporting included in the Annual Report of Novavax, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Novavax, Inc. on Forms S-3 (No. 333-165496 effective April 27, 2010; No. 333-118210 effective August 13, 2004; No. 333-118181 effective August 12, 2004; and No. 333-22685 effective March 4, 1997) and on Forms S-8 (No. 333-145298 effective August 9, 2007; No. 333-130990 effective January 12, 2006; No. 333-110401 effective November 12, 2003; No. 333-97931 effective August 9, 2002; No. 333-46000 effective September 18, 2000 and No. 333-77611, effective May 3, 1999; No. 33-80279 effective December 11, 1995; No. 33-80277 effective December 11, 1995).

/s/ Grant Thornton LLP

Mclean, Virginia

March 14, 2012